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                                                                    EXHIBIT 23
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                        COMPUTER TASK GROUP, INCORPORATED
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Consents of Independent Accountants.



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                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We consent to the incorporation by reference in the registration statements No.
33-41995, No. 33-61493, No. 33-50160 and No. 333-12237 on Form S-8 of Computer
Task Group, Incorporated of our report dated January 31, 1997 which appears on page 26 of the 1996 annual report to shareholders, which is incorporated by reference in Computer Task Group, Incorporated's annual report on Form 10-K for the year ended December 31, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page IV-3 of such annual report on Form 10-K.



KPMG PEAT MARWICK LLP



Buffalo, New York
March 24, 1997





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                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in the Registration
Statements on Form S-8 (No. 33-41995, No. 33-50160 and No. 333-12237) of
Computer Task Group, Incorporated of our report dated February 10, 1995 appearing on page IV-2 included in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page IV-4 of this Annual Report on Form 10-K.



PRICE WATERHOUSE LLP



Buffalo, New York
March 24, 1997